Exhibit 99.1

PATHEON REPORTS FISCAL 2013 FIRST QUARTER RESULTS

Significant revenue increase and gross profit grew by almost 200 percent. Banner integration is well advanced.

TORONTO (March 8, 2013) – Patheon Inc. (TSX: PTI), a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry, with recently acquired proprietary products and technology that includes softgel formulations, announced today fiscal 2013 first quarter results.

First Quarter Fiscal 2013 Financial Highlights

•

Revenues in the quarter increased to $213.5 million from $153.9 million in the same period last year, an increase of $59.6 million or 38.7 percent. Banner represented $23.3 million of the increase and therefore, Patheon standalone revenues grew 23.6 percent compared to the same period last year.

•

Gross profit in the quarter increased to $42.4 million from $14.4 million in the same period last year, an increase of 28.0 million or 194.4 percent. Banner represented $6.0 million of the increase and therefore, Patheon standalone gross profit grew 152.8 percent compared to the same period last year.

•

Adjusted EBITDA increased in the quarter to $19.8 million from negative $1.9 million in the same period last year, an increase of $21.7 million. Patheon standalone Adjusted EBITDA increased by $20.5 million compared to the same period last year.

•

Loss from continuing operations in the quarter was $51.4 million compared to a loss from continuing operations of $19.3 million in the same period last year. This increase was due to costs associated with the Banner acquisition and related refinancing, offset by favorable operating results.

James C. Mullen, Patheon’s Chief Executive Officer, said, “We continue to be encouraged by the progress we are making in transforming the company. Our top-line growth, gross margin and Adjusted EBITDA in the quarter were strong and further evidence of the success of our transformation activities. The integration of Banner continues and we are on track to implement operational excellence initiatives at these sites in the same way as we have done at Patheon sites.”

Fiscal 2013 First Quarter Operating Results from Continuing Operations

Revenue for the first quarter increased $59.6 million, or 38.7 percent, to $213.5 million, from $153.9 million in the same period last year driven by growth in our existing business and $23.3 million of additional revenue resulting from the Banner acquisition.

Commercial manufacturing (CMO) revenues for the first quarter increased $57.3 million, or 46.7 percent, to $180.1 million, from $122.8 million in the same period last year. Pharmaceutical Development Services’ (PDS) revenues for the first quarter increased $2.3 million, or 7.4 percent, to $33.4 million, from $31.1 million in the same period last year.

Gross profit for the first quarter increased $28.0 million to $42.4 million, from $14.4 million in the same period last year. The increase in gross profit was primarily due to higher volumes, operating efficiencies and favorable material mix.

Loss from continuing operations for the first quarter was $51.4 million, or 38.4¢ per share, both basic and diluted, compared to a loss from continuing operations of $19.3 million, or 15.0¢ per share, both basic and diluted, in the same period last year.

At the end of the first quarter of fiscal 2013, Patheon had liquidity of $128.1 million, an increase of $24.3 million from the fourth quarter in 2012, from cash and cash equivalents of $55.4 million and $72.7 million from available lines of credit.

As previously announced on December 14, 2012, Patheon completed the acquisition of Banner and entered into a new $660.0 million credit facility, comprised of a $575.0 million term loan facility and an $85.0 million revolving facility. Patheon used the new credit facility to finance the purchase of Banner, repurchase its then-existing senior secured notes, repay borrowings outstanding under its previous revolving credit facility and pay fees and expenses associated with the transaction. The revolving credit facility is also available for general corporate purposes.

During the first quarter of fiscal 2013, Patheon incurred expenses of $29.1 million associated with the refinancing, acquisition-related costs of $4.4 million and restructuring charges of $4.0 million.

Consistent with Patheon’s strategy to strengthen core operations through network rationalization, the company will be closing the manufacturing site in Olds, Alberta by the end of fiscal 2013. This decision resulted in impairment charges of $10.1 million in the first quarter. In addition, the company expects to incur approximately $3.7 million in severance and retention expenses along with $1.5 million in closing costs beginning in the second quarter of fiscal 2013. The company expects this closure will save an additional amount of approximately $8 million on an annual basis.

Patheon continues to target annual savings from operational synergies from the Banner acquisition of approximately $12.5 million. Please refer to Appendix A of this press release for the initial allocation of the assets acquired and liabilities assumed in connection with the Banner acquisition.

2013 Outlook

The company anticipates revenues for the combined enterprise to be in excess of $1 billion annually.

Conference Call

Patheon will host a conference call and webcast on March 8, 2013 at 10 a.m. Eastern Standard Time. Interested parties are invited to access the conference call, via telephone, in listen-only mode, toll free at 1-888-231-8191 (U.S., including Puerto Rico) and 1-647-427-7450 (Canada and International). Listeners are encouraged to dial in five to fifteen minutes in advance to avoid delays. The webcast and slides will be available for viewing during the call by accessing Patheon’s website at http://ir.patheon.com/events.cfm.

A telephone replay of the conference call will be available between March 8, 2013 and March 15, 2013 by dialing 1-855-859-2056 (toll free) or 1-403-451-9481, and by entering identification number 99069353, followed by the number key. The webcast and slides will be archived at http://ir.patheon.com/events.cfm.

About Patheon

Patheon Inc. (TSX: PTI) is a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry for a full array of solid and sterile dosage forms. Through the company’s recent acquisition of Banner Pharmacaps - a market leader in soft gelatin capsule technology - Patheon now also includes a proprietary products and technology business.

Patheon provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. The company’s integrated network consists of 18 locations, including 14 commercial contract manufacturing facilities and 12 development centers across North America and Europe. Patheon enables customer products to be launched with confidence anywhere in the world. For more information visit www.patheon.com.

Use of Non-GAAP Financial Measures

Commencing with the first quarter of fiscal 2013, we revised our calculation of Adjusted EBITDA to exclude stock-based compensation expense, consulting costs related to our operational initiatives and purchase accounting adjustments. We believe that excluding these items from Adjusted EBITDA better reflects our underlying performance. Based on the revisions to the definition of Adjusted EBITDA, we have recast the presentation of Adjusted EBITDA for the three months ended January 31, 2012 to be consistent with the current period presentation. Our Adjusted EBITDA (as revised) is now income (loss) from continuing operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income (loss), refinancing expenses, acquisition-related costs, gains and losses on sale of capital assets, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, consulting costs related to our operational initiatives, purchase accounting adjustments and other income and expenses. Since Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other issuers. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance. Adjusted EBITDA is used by management as an internal measure of profitability. We have included Adjusted EBITDA because we believe that this measure is used by certain investors to assess our financial performance before non-cash charges and certain costs that we do not believe are reflective of our underlying business. An Adjusted EBITDA reconciliation of these amounts to the closest U.S. GAAP measure is included with the financial statements in this press release.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect our expectations regarding our future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect our current assumptions based upon information currently available to us and based upon what we believe to be reasonable assumptions, we cannot be certain that actual results will be consistent with these forward-looking statements. Our current material assumptions include assumptions related to customer volumes, regulatory compliance, foreign exchange rates, employee severance costs associated with termination, and projected integration savings related to our acquisition of Banner. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to international operations and foreign currency fluctuations; customer demand for our services; regulatory matters affecting manufacturing and pharmaceutical development services; impacts of acquisitions, divestitures and restructurings, including our ability to achieve our intended objectives with respect to such transactions and integrate businesses that we may acquire; implementation of our new corporate strategy; our ability to effectively transfer business between facilities; the global economic environment; our exposure to complex production issues; our substantial financial leverage; interest rate risks; potential environmental, health and safety liabilities; credit and customer concentration; competition; rapid technological change; product liability claims; intellectual property; the existence of a significant shareholder; supply arrangements; pension plans; derivative financial instruments; and our dependence upon key management, scientific and technical personnel. For additional information regarding risks and uncertainties that could affect our business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and our subsequent filings with the U.S. Securities and Exchange Commission and with the Canadian Securities Administrators. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

Patheon Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of January 31, 2013	As of October 31, 2012
(in millions of U.S. dollars)	$	$
Assets
Current
Cash and cash equivalents	55.4	39.4
Accounts receivable	168.7	161.7
Inventories	141.7	82.3
Income taxes receivable	6.3	0.4
Prepaid expenses and other	11.4	11.9
Deferred tax assets - short-term	6.3	4.3

Total current assets	389.8	300.0

Capital assets	502.4	416.4
Intangible assets	74.4	—
Deferred financing costs	21.7	4.9
Deferred tax assets	1.3	—
Goodwill	43.9	3.5
Investments	7.2	6.3
Other long-term assets	12.2	11.8

Total assets	1,052.9	742.9

Liabilities and shareholders’ equity
Current
Short-term borrowings	0.6	2.4
Accounts payable and accrued liabilities	193.1	186.2
Income taxes payable	7.4	5.7
Deferred revenues - short-term	17.6	13.9
Deferred tax liabilities - short-term	1.6	—
Current portion of long-term debt	5.8	—

Total current liabilities	226.1	208.2

Long-term debt	583.2	310.7
Deferred revenues	24.9	28.9
Deferred tax liabilities	55.6	23.0
Other long-term liabilities	47.5	47.8

Total liabilities	937.3	618.6

Shareholders’ equity
Restricted voting shares	606.0	572.5
Contributed surplus	15.8	16.5
Accumulated deficit	(530.0)	(478.6)
Accumulated other comprehensive income	23.8	13.9

Total shareholders’ equity	115.6	124.3

Total liabilities and shareholders’ equity	1,052.9	742.9

Patheon Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended January 31,
	2013	2012
(in millions of U.S. dollars, except per share information)	$	$
Revenues	213.5	153.9
Cost of goods sold	171.1	139.5

Gross profit	42.4	14.4
Selling, general and administrative expenses	35.2	34.5
Research and development	1.3	—
Repositioning expenses	4.0	0.8
Acquisition-related costs	4.4	—
Impairment charge	10.1	—
Gain on sale of capital assets	(0.3)	—

Operating loss	(12.3)	(20.9)
Interest expense, net	9.8	6.5
Foreign exchange loss (gain), net	0.8	(0.3)
Refinancing expenses	29.1	—
Other income, net	(0.4)	(0.1)

Loss from continuing operations before income taxes	(51.6)	(27.0)
Benefit from income taxes	(0.2)	(7.7)

Loss from continuing operations	(51.4)	(19.3)
Loss from discontinued operations	—	(0.1)

Net loss attributable to restricted voting shareholders	(51.4)	(19.4)

Basic and diluted loss per share
From continuing operations	($0.384)	($0.149)
From discontinued operations	—	($0.001)

Net loss per share, basic and diluted	($0.384)	($0.150)

Weighted-average number of shares outstanding (in thousands)
Basic	133,849	129,639

Diluted	133,849	129,639

Patheon Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended January 31,
	2013	2012
(in millions of U.S. dollars)	$	$
Operating activities
Loss from continuing operations	(51.4)	(19.3)
Adjustments to reconcile loss from continuing operations to cash (used in) provided by operating activities
Depreciation and amortization	11.0	10.6
Impairment charge	10.1	—
Foreign exchange loss on debt	0.1	—
Other non-cash interest	4.9	0.3
Change in other long-term assets and liabilities	(1.6)	(0.5)
Deferred income taxes	(1.0)	(0.9)
Amortization of deferred revenues	(4.2)	(2.4)
Gain on sale of capital assets	(0.3)	—
Stock-based compensation expense	0.8	1.0

	(31.6)	(11.2)
Net change in non-cash working capital balances related to continuing operations	19.7	16.1
Increase in deferred revenues	5.6	5.3

Cash (used in) provided by operating activities of continuing operations	(6.3)	10.2
Cash used in operating activities of discontinued operations	—	(0.3)

Cash (used in) provided by operating activities	(6.3)	9.9

Investing activities
Additions to capital assets	(8.4)	(6.5)
Proceeds on sale of capital assets	0.4	—
Acquisitions, net of cash acquired	(258.9)	—

Cash used in investing activities	(266.9)	(6.5)

Financing activities
Decrease in short-term borrowings	—	(1.3)
Proceeds from long-term borrowings	592.1	—
Increase in deferred financing costs	(21.7)	—
Repayment of debt, net of penalty payment	(315.8)	(1.6)
Share issuance costs	(0.9)	—
Proceeds on issuance of restricted voting shares	32.9	—

Cash provided by (used in) financing activities	286.6	(2.9)

Effect of exchange rate changes on cash and cash equivalents	2.6	(1.4)

Net increase (decrease) in cash and cash equivalents during the period	16.0	(0.9)
Cash and cash equivalents, beginning of period	39.4	33.4

Cash and cash equivalents, end of period	55.4	32.5

ADJUSTED EBITDA BRIDGE

(unaudited)

	Three months ended January 31,
	2013	2012
(in millions of U.S. dollars)	$	$
Total Adjusted EBITDA	19.8	(1.9)
Depreciation and amortization	(11.0)	(10.6)
Repositioning expenses	(4.0)	(0.8)
Acquisition-related costs	(4.4)	—
Interest expense, net	(9.8)	(6.5)
Impairment charge	(10.1)	—
Gain on sale of capital assets	0.3	—
Benefit from income taxes	0.2	7.7
Refinancing expenses	(29.1)	—
Operational initiatives related consulting costs	(0.1)	(6.3)
Stock-based compensation expense	(0.8)	(1.0)
Purchase accounting adjustments	(2.9)	—
Other	0.5	0.1

Loss from continuing operations	(51.4)	(19.3)

APPENDIX A

INITIAL PURCHASE PRICE ALLOCATION

(unaudited)

(in millions of U.S. dollars)
Cash and cash equivalents	12.7
Accounts receivable	55.1
Inventories	54.2
Income taxes receivable	4.3
Prepaid expenses and other	3.6
Deferred tax assets - short-term	1.7
Capital assets	90.7
Intangible assets	75.1
Goodwill	40.5
Deferred tax assets - long-term	0.1
Other long-term assets	0.3

Total Assets	338.3

Accounts payable and accrued liabilities	32.6
Deferred tax liabilities - short-term	0.4
Other long-term liabilities	1.4
Deferred tax liabilities - long-term	32.3

Purchase Price	$271.6

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SOURCE Patheon Inc.

Contact:

Jennifer Almond

Investor Relations and Corporate Communications

Tel: (919) 226-3200

Email: investorrelations@patheon.com